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                                                                      Exhibit 22
                         SUBSIDIARIES OF THE COMPANY
                         ---------------------------


         Name of Subsidiary                   State or Country of Organization
         ------------------                   --------------------------------
Nutrition For Life International (UK) Ltd.            United Kingdom